                                                                   Exhibit 10(7)

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                     INCENTIVE COMPENSATION ELECTION PLAN

     WHEREAS, The Mead Corporation ("Mead") established The Mead Corporation Incentive Compensation Election Plan (the "Plan") and subsequently amended the Plan, and

     WHEREAS, Mead desires to further amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 9 of the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of October 26, 2001, as follows:

     1. Section 5(a), second paragraph, second sentence is revised to add "Except as otherwise provided in the Plan," at the beginning thereof.

     2. Section 5(b), first paragraph, first sentence is revised to delete the word "Section" and add the word "Plan" in substitute thereof.

     3. Section 6(c) is revised to add a new third paragraph to read as follows:

          Notwithstanding any provision in the Plan to the contrary but subject to this Section 6(c) second paragraph (except as specifically otherwise provided in this paragraph), a former or current Employee can revise the Deferral Date and the number of installments (including a lump sum payment) to receive each incentive compensation award that has been deferred as follows:

               (i) prior to a Change in Control, a former or current Employee may revise a previously elected Deferral Date and number of installments (such revision being permitted to include receiving all or a portion of an account in a lump sum following a Change in Control and prior to employment termination), provided that any such revision is effective only for distributions on or following a Change in Control and occurring during January 2003 and thereafter and with respect to all or a portion of the balance of such Employee's account on a Change in Control; and

               (ii) at least three months prior to employment termination (whether before or after a Change in Control), a current Employee may file such revision with respect to the balance of such Employee's account on employment termination.

               An Employee can make revisions in accordance with this subsection on a form furnished by and filed with the person responsible for administering the Plan at any time prior to the dates stated in this subsection 6(c).

     4. Section 9 is revised to (a) delete the word "and" and insert a comma in substitute thereof, (b) delete the period at the end of the sentence and insert the word "and" in substitute thereof and (c) add the following at the end, "a former or current Employee's right to make or request revisions in accordance with Sections 5 and 6 shall continue."